SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2007

Commission File Number: 000-49620

Cobalis Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	91-1868007 (I.R.S. Employer Identification No.)
2445 McCabe Way, Suite 150, Irvine, CA (Address of principal executive offices)	92614 (Zip Code)
(949) 757-0001 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement.

Item 8.01 Other Events.

Reference is made to the Forms 8-K filed by Cobalis Corp., a Nevada corporation (the “Registrant”) on December 27, 2006, February 23, 2007 and April 5, 2007.

On July 23, 2007, the Registrant received a notice of default from Cornell Capital Partners, LP (“Cornell Capital”) with regard to the convertible debentures entered into between the Registrant and Cornell Capital on December 20, 2006 and February 20, 2007, attached as exhibits to the reports on Form 8-K filed by the Registrant on December 27, 2006 and February 23, 2007, respectively. Cornell Capital is taking the position that the recent collection efforts against the Registrant by Gryphon Master Fund, L.P. (“Gryphon”) with regard to the litigation described in the Registrant’s reports on Form 8-K filed on April 5, 2007 and May 2, 2007, constitutes a default under the relevant Cornell Capital funding documents.  In the first notice of default, Cornell Capital, in referencing the contractual 15 day cure period, gave the Registrant until August 7, 2007 to cure the perceived default (i.e., resolve the dispute with Gryphon). If not cured, Cornell Capital has indicated that it will exercise all of its contractual rights, including, but not limited to, accelerated full repayment of the convertible debentures between the parties and exercising its rights under the pledge and escrow agreement and security agreement entered into between the parties.

On July 25, 2007, the Registrant received a second notice of default from Cornell Capital which also asserted that the Registrant was in default of certain provisions of the security agreement between the Registrant and Cornell Capital, entered into on December 20, 2006, which is attached as an exhibit to the Registrant’s report on Form 8-K filed on December 27, 2006.  Per the terms of that security agreement, Cornell Capital could demand payment in full forl amounts due under the debenture agreements between the parties.  It is also possible that Cornell Capital may enforce the terms of the security agreement and the pledge and escrow agreement.

The Registrant may have to cease operations if its assets, including its key intellectual property asset, are seized by Cornell Capital per the terms of the security agreement. In addition, if Cornell Capital enforces the terms of the pledge and escrow agreement, shares of the Registrant’s stock held by significant shareholders pledged to secure the agreements would transfer to Cornell Capital.

The collection efforts by Gryphon have been reported most recently by the Registrant in its report on Form 8-K filed on May 2, 2007, and in its annual report on Form 10-KSB filed on July 16, 2007 (See Part I, Item 3: Legal Proceedings).  Gryphon has continued its collection efforts and has obtained a turnover order from the court, while Cornell Capital is claiming secured priority rights to assets as per the secured convertible debenture agreement entered into on December 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cobalis Corp.

Date: August 1, 2007	By:	/s/ Chaslav Radovich
Name: Chaslav Radovich
Title: President

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